UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 27, 2023

Wearable Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56368	26-3534190
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 W. Coast Highway, Suite 200,

Newport Beach, CA

92663

(Address of principal executive offices)

Phone: (949) 270 7460

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2023, Mr. Vincent Miceli resigned his employment in the capacity of CFO for the Company.

On July 27, 2023, Mr. Eric Sherb, CPA was appointed as the Company interim CFO.

Eric Sherb Age 37. Mr. Sherb, graduated with a BBA from Emory University in Accounting and Finance. He is a CPA with over 11 years experience in accounting advisory, auditing and mergers and acquisitions. Over the last five years Mr. Sherb has been the owner of EMS Consulting Services, LLC, where he specializes in accounting advisory and outsourcing CFO services for startups and small companies. Mr. Sherb has extensive experience in financial reporting for pre-revenue startups to large public entities, including bookkeeping, consolidation, SEC reporting, financial statement preparation and analysis, management and investor reporting, financial modeling and audit and IPO readiness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Date: September 28, 2023	By: /s/ Harrysen Mittler
Harrysen Mittler
CEO

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